UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 22, 2013

Date of Report (Date of earliest event reported)

YOUNG INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

MISSOURI

(State or other jurisdiction

of incorporation)

000-23213	43-1718931
(Commission File Number)	(I.R.S. Employer Identification Number)

13705 Shoreline Court East, Earth City, Missouri	63045
(Address of principal executive offices)	(Zip Code)

(314) 344-0010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 4, 2013, Young Innovations, Inc. (the “Company”) began mailing the definitive proxy statement (the “Proxy Statement”) relating to the special meeting of shareholders of the Company, to be held on January 30, 2013, at which meeting the shareholders of the Company will consider and vote upon, among other things, the proposal to adopt the previously announced Agreement and Plan of Merger, dated as of December 3, 2012, by and among the Company, Young Innovations Holdings LLC, a Delaware limited liability company (“Parent”), and YI Acquisition Corp., a Missouri corporation and wholly owned subsidiary of Parent (“Merger Sub”), which provides for the merger of Merger Sub with and into the Company.

On January 11, 2013, a purported shareholder class action complaint, captioned Prime Investors Fund v. Brennan, et al., was filed in the Circuit Court for St. Louis County, Missouri (the “Complaint”) against the Company, each member of the Company’s Board of Directors, Linden LLC, Parent and Merger Sub. In response to the Complaint, on January 22, 2013, the Company filed with the Securities and Exchange Commission and mailed to its shareholders a supplement to the Proxy Statement (the “Proxy Supplement”), which updates the information in the Proxy Statement and responds to allegations made by the plaintiffs in the Complaint.

The text of the Proxy Supplement is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit

99.1*	Proxy Statement Supplement, dated January 21, 2013.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNG INNOVATIONS, INC.

By:	/s/ Arthur L. Herbst, Jr.
Arthur L. Herbst, Jr.
President and Chief Financial Officer

Dated: January 22, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1*	Proxy Statement Supplement, dated January 21, 2013.

*	Filed herewith